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As filed with the Securities and Exchange Commission on August 7, 2002

Registration No. 333-89202

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZIONS BANCORPORATION	ZIONS CAPITAL TRUST B ZIONS CAPITAL TRUST C ZIONS CAPITAL TRUST D
(Exact name of registrant as specified in its charter)	(Exact name of each registrant as specified in its certificate of trust)
Utah	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization of each registrant)
87-0227400 (I.R.S. Employer Identification No.)	27-6005417 75-3074736 75-3074738 (I.R.S. Employer Identification No.)
One South Main Street, Suite 1134 Salt Lake City, Utah 84111 (801) 524- 4787	c/o Zions Bancorporation One South Main Street, Suite 1134 Salt Lake City, Utah 84111 (801) 524-4787
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Doyle L. Arnold
Executive Vice President
and Chief Financial Officer
Zions Bancorporation
One South Main Street, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

with a copy to:

Stanley F. Farrar, Esq.
Sullivan & Cromwell
1888 Century Park East, Suite 2100
Los Angeles, California 90067
(310) 712-6600

        Approximate Date of Commencement of Proposed Sale to the Public:    from time to time after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of registration fee

Debt Securities of Zions Bancorporation	(1)(2)(4)	(1)(3)	(1)(3)	N/A

Capital Securities of Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D	(1)(2)	(1)(3)	(1)(3)	N/A

Zions Bancorporation Guarantees with respect to Capital Securities	(1)(2)(5)	(1)(3)	(1)(3)	N/A

Total	$625,000,000	100%	$625,000,000	$57,500(6)

(footnotes on following page)

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(footnotes from previous page)

(1)
Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of debt securities (including senior debt securities, subordinated debt securities and junior subordinated debentures) of Zions Bancorporation (the "Company") and capital securities of Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D (separately, each trust is also referred to as an "Issuer Trust" and together as the "Issuer Trusts") as shall have an aggregate initial offering price not to exceed $625,000,000 exclusive of accrued interest and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate principal amount of debt securities of the Company as shall be issuable upon the exercise, conversion or exchange of any securities that provide for that issuance. No separate consideration will be received for such debt securities.
(2)
This registration statement also covers an undeterminable amount of securities that may be reoffered and resold on an ongoing basis after their initial sale in market making transactions by affiliates of the registrant.
(3)
The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars as shall result in a maximum aggregate offering price for all securities of $625,000,000. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(4)
Junior subordinated debentures may be purchased by any of the Issuer Trusts with the proceeds of the sale of the capital securities of that Issuer Trust, together with the proceeds received from the Company for the common securities to be issued by that Issuer Trust to the Company. No separate consideration will be received for such junior subordinated debentures. Such junior subordinated debentures may later be distributed for no additional consideration to the holders of capital securities of the applicable Issuer Trust upon certain events described in the applicable trust agreement of such Issuer Trust.
(5)
The Company is also registering pursuant to this Registration Statement the Company's guarantees and other obligations that it may have with respect to capital securities issued by any of the Issuer Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such guarantee or any other such obligations.
(6)
Previously paid.

Explanatory Note

        This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

  •
  debt securities of Zions Bancorporation; and

  •
  capital securities of Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D, and junior subordinated debentures and guarantees of Zions Bancorporation related to the capital securities.

        Each offering of securities made under this registration statement will be made pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

        The prospectuses contained in this registration statement relate to both of the following:

  •
  the initial offering of the securities of Zions Bancorporation or an Issuer Trust or both on a continuous or delayed basis, at an aggregate initial public offering price of up to $625,000,000; and

  •
  market making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold.

        When the applicable prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the applicable prospectus is delivered to an investor who is not so informed, it is delivered in a market making transaction.

Subject to Completion. Dated August 7, 2002

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$625,000,000

Zions Bancorporation

Debt Securities

        Zions Bancorporation from time to time may offer to sell debt securities. The total amount of these debt securities will have an initial aggregate offering price of up to $625,000,000, although we may increase this amount in the future.

        Zions Bancorporation may offer and sell these debt securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these debt securities and the general manner in which they may be offered. The specific terms of any debt securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        These debt securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2002.

About this prospectus	2
Where you can find more information	3
Disclosure regarding forward-looking statements	4
Zions Bancorporation	5
Use of proceeds	5
Regulatory considerations	6
Ratio of earnings to fixed charges	7
Description of debt securities we may offer	8
Legal ownership and book-entry issuance	29
Securities issued in bearer form	34
Considerations relating to indexed securities	38
Plan of distribution	40
Employee Retirement Income Security Act	43
Validity of the debt securities	43
Experts	44

ABOUT THIS PROSPECTUS

        This document is called a "prospectus", and it provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those debt securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where you can find more information".

        Zions Bancorporation, a Utah corporation, also referred to in this document as Zions, and Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D, each a statutory business trust created under the laws of the State of Delaware, have filed a registration statement with the SEC using a shelf registration or continuous offering process. Under this shelf process, Zions may offer and sell any combination of the debt securities described in this prospectus, in one or more offerings, up to a total dollar amount of $625,000,000.

        Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's offices. The SEC's web site and street addresses are provided under the heading "Where you can find more information".

        When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the debt securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

        Zions may sell debt securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by Zions directly or through dealers or agents designated from time to time, which agents may be our affiliates. If Zions, directly or through agents, solicits offers to purchase the debt securities, Zions reserves the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to Zions. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

        One or more of our subsidiaries, including Zions Investment Securities, Inc., may buy and sell any of the debt securities after the debt securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "we", "us", "our" or similar references mean Zions and its subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2001.

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2002.

  •
  Current Reports on Form 8-K filed April 23, 2002, July 23, 2002 and August 6, 2002.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

  Investor Relations
  Zions Bancorporation
  One South Main Street
  Salt Lake City, Utah 84111
  (801) 524-4787

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in the statements. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that could cause or contribute to those differences include, but are not limited to:

  •
  changes in political and economic conditions, including the economic effects of the September 11, 2001 terrorist attacks against the United States and related events;

  •
  the continuing impact on the global economy of the September 11, 2001 terrorist attacks;

  •
  competitive product and pricing pressures within our markets;

  •
  equity and fixed-income market fluctuations;

  •
  inflation and deflation;

  •
  acquisitions and integrations of acquired businesses;

  •
  technological changes;

  •
  changes in law;

  •
  changes in fiscal, monetary, regulatory, trade and tax policies and laws;

  •
  monetary fluctuations;

  •
  success in gaining regulatory approvals when required;

  •
  success in the timely development of new products and services;

  •
  interest rate fluctuations; and

  •
  consumer spending and savings habits.

        These forward-looking statements are generally accompanied by words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could" or "may", or other words that convey uncertainty of future events or outcome. Although we believe that these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. We do not undertake any obligation to update any forward-looking statements.

ZIONS BANCORPORATION

        Zions, headquartered in Salt Lake City, Utah, is the largest financial holding company headquartered in the Rocky Mountain region. Zions has grown rapidly over the last seven years through continued penetration of existing markets and through the acquisition of profitable community banks in high economic growth markets. As of March 31, 2002, we had total assets of $24.8 billion, total deposits of $18.0 billion and total shareholders' equity of $2.3 billion. Through our banking subsidiaries, we operated 408 branches in the states of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington as of March 31, 2002.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement for any offering of debt securities, the net proceeds we receive from the sale of these debt securities will be used for general corporate purposes, which may include:

  •
  funding investments in, or extensions of credit to, our subsidiaries;

  •
  funding investments in non affiliates;

  •
  reducing or refinancing debt;

  •
  redeeming outstanding securities;

  •
  financing possible acquisitions; and

  •
  working capital.

        Pending such use, we may temporarily invest net proceeds. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of debt securities in connection with an acquisition in the prospectus supplement relating to such offering.

REGULATORY CONSIDERATIONS

        As a financial holding company and a bank holding company under the Bank Holding Company Act, the Board of Governors of the Federal Reserve System, referred to in this document as the Federal Reserve Board, regulates, supervises and examines Zions. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Zions, please refer to Zions' annual report on Form 10-K for the fiscal year ended December 31, 2001 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Zions' earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, which regulates some of our banking subsidiaries, the Federal Deposit Insurance Corporation, which regulates some of our banking subsidiaries and which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

        Zions' earnings are also affected by general economic conditions, our management policies and legislative action.

        In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Zions' business.

        Depository institutions, like Zions' bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Zions also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Zions' non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

        Zions is a legal entity separate and distinct from Zions' banking subsidiaries. However, Zions' principal source of cash revenues is payments of interest and dividends from these banking subsidiaries. There are various legal and regulatory limitations on the extent to which these banking subsidiaries can finance or otherwise supply funds to Zions and its other affiliates.

        For Zions' national bank subsidiaries, the prior approval of the Comptroller of the Currency is required if the total of all dividends declared in any calendar year exceeds its net earnings for that year combined with its retained net earnings less dividends paid for the preceding two calendar years. Additionally, these banking subsidiaries may not declare dividends in excess of net profits on hand, after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses. Under the first and currently more restrictive of the federal dividend limitations, Zions' national bank subsidiaries, which include Zions First National Bank, National Bank of Arizona, Vectra Bank Colorado and The Commerce Bank of Washington, had approximately $104.2 million available for the payment of dividends as of March 31, 2002. The payment of dividends is also limited by minimum capital requirements imposed on banks. Zions' banking subsidiaries currently exceed these minimum requirements. The ability of a state chartered bank to pay dividends is subject to restrictions imposed by banking regulations under state law similar to restrictions described above. Under their respective regulatory frameworks, Zions' state chartered bank subsidiaries, Nevada State Bank and California Bank & Trust, had $0 available and approximately $86.9 million available, respectively, for the payment of dividends as of March 31, 2002 without the approval of their respective state regulatory bodies. Zions' bank subsidiaries declared dividends to Zions of approximately $32.0 million during the first quarter of 2002, $254.4 million in 2001, $163.0 million in 2000 and $109.9 million in 1999.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth certain information regarding our consolidated ratios of earnings to fixed charges. Fixed charges represent interest expense, a portion of rent expense representative of interest, trust-preferred securities expense and amortization of debt issuance costs.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2001	2001	2000(1)	1999	1998	1997
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	4.11	2.90	3.41	2.41	2.80	3.05	2.55
Including interest on deposits	2.08	1.61	1.72	1.49	1.53	1.50	1.58

(1)
For the year ended December 31, 2000, earnings used in the calculation of the ratios excludes the impairment loss on First Security Corporation common stock of $96.9 million and merger-related expenses of $41.5 million, mainly related to the terminated First Security Corporation merger. If these items are included in earnings for 2000, the ratio of earnings to fixed charges would be 1.93 excluding interest on deposits and 1.32 including interest on deposits.

  For purposes of computing the consolidated ratios of earnings to fixed charges:

  •
  earnings represent net income, as adjusted for the addback of goodwill amortization under FASB Statement No. 142, before extraordinary items plus applicable income taxes and fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

  •
  fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        Please note that in this section entitled "Description of Debt Securities We May Offer", references to Zions Bancorporation, "we", "our" and "us" refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositories. Owners of beneficial interests in the debt securities should also read the section entitled "Legal Ownership and Book-Entry Issuance".

        The following description summarizes the material provisions of the senior debt indenture, the subordinated debt indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the applicable indenture under which the debt securities are issued and the Trust Indenture Act. The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Forms of the senior debt indenture and the subordinated debt indenture have been filed as exhibits to our SEC registration statement. Whenever particular defined terms of the senior debt indenture or the subordinated debt indenture, each as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Zions or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities and, in the case of senior debt securities in bearer form, any coupons to these securities, will constitute part of our senior indebtedness, will be issued under the senior debt indenture and will rank on a parity with all of our other unsecured and unsubordinated debt.

        The debt securities will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries. This occurs because any right of Zions to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

        The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any coupons to these securities, will constitute part of our subordinated debt, will be issued under the subordinated debt indenture and will be subordinate and junior in right of payment to all of our "senior indebtedness", as defined below under "—Subordination Provisions", in the subordinated debt indenture. The subordinated debt securities are also effectively subordinated to all existing and future debt and all other liabilities of Zions' subsidiaries and, upon the occurrence of certain events of insolvency, are effectively subordinated to the prior payment in full of Zions' general obligations owed to creditors of the Company. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness.

        When we use the terms "debt security" or "debt securities" in this description, we mean either the senior debt securities or the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

        The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and J.P. Morgan Trust Company, National Association, which will initially act as trustee. The indentures are substantially identical, except for our covenants described under "—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks", which are included only in the senior debt indenture, the provisions relating to subordination, which are included only in the subordinated debt indenture, and the provisions relating to defaults and events of default.

        The trustee under each indenture has two main roles:

  •
  first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Events of Default and Defaults."

  •
  second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See "—Our Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, are described in the prospectus supplement to be attached to the front of this prospectus. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We have authorized the issuance of senior and subordinated debt securities in such amounts as will not result in the senior and subordinated debt securities having an aggregate principal amount outstanding at any one time greater than $625 million, at least initially.

        As of the date of this prospectus, there are no outstanding debt securities under either indenture. We may, however, issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

        The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under "—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks" below.

Principal Amount, Stated Maturity and Maturity

        The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

We Are a Holding Company

        Because Zions is a holding company and a legal entity separate and distinct from its subsidiaries, Zions' rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the holders of debt securities' ability to benefit indirectly from such distribution, would be subject to prior creditor's claims, except to the extent that Zions itself may be a creditor of that subsidiary with recognized claims. Claims on Zions' subsidiary banks by creditors other than Zions include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving Zions.

Governing Law

        The indentures and the debt securities will be governed by New York law.

Currency of Debt Securities

        Amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite amount for the principal to Zions Investment Securities, Inc. or another underwriter or dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that dealer.

Types of Debt Securities

        We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

        A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

        Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities in Registered Form".

Floating Rate Debt Securities

        A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

        Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities in Registered Form".

        Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Zions Investment Securities, Inc. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Zions Bancorporation.

Indexed Debt Securities

        A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to

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  securities of one or more issuers;

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  one or more currencies;

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  one or more commodities;

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  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

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  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be exchangeable, at our option or the holder's option, for securities of an issuer other than Zions.

        If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be Zions Investment Securities, Inc. or another of our affiliates. See "Considerations Relating to Indexed Securities" for more information about risks of investing in debt securities of this type.

        Original Issue Discount Debt Securities.    A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. A description of the U.S. federal income tax consequences of owning an original issue discount debt security will be set forth in any applicable prospectus supplement.

Form of Debt Securities

        We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Legal Ownership and Book-Entry Issuance".

        In addition, we will issue each debt security in registered form, without coupons, unless the conditions for issuance of bearer securities described under "Securities Issued in Bearer Form" are met and we choose to issue the debt security in bearer form. We describe bearer securities under "Securities Issued in Bearer Form". As we note in that section, some of the features that we describe in this section entitled "Description of Debt Securities We May Offer" may not apply to bearer securities.

Information in the Prospectus Supplement

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

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  whether it is a senior debt security or a subordinated debt security;

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  any limit on the total principal amount of the debt securities of the same series;

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  the stated maturity;

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  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

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  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security;

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  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

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  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

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  if your debt security is an original issue discount debt security, the yield to maturity;

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  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

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  whether your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  the authorized denominations, if other than $1,000 and integral multiples of $1,000;

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  whether we will issue or make available your debt security in non-book-entry form;

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  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

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  whether the debt securities will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

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  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities; and

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  any other terms of your debt security that are consistent with the provisions of the applicable indenture, which other terms could be different from those described in this prospectus.

        Your prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

        Market-Making Transactions.    If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Zions Investment Securities, Inc. or another of our affiliates resells a debt security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Redemption and Repayment

        Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

        If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

        If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

        If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "—Notices".

        If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

        Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all of the following conditions are met:

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  if the successor entity is not Zions, the person formed by the consolidation or into or with which Zions merges or the person to which Zions' properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the due and punctual payment of the principal of, any premium, and interest on the debt securities of that series and the performance of Zions' other covenants under the relevant indenture;

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  immediately after giving effect to that transaction, no default or event of default under the debt securities of that series, and no event which, after notice or lapse of time or both, would become a default or an event of default under the debt securities of that series, has occurred and is continuing; and

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  an officer's certificate and legal opinion relating to these conditions must be delivered to the trustee.

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Zions but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Subordination Provisions

        The subordinated debt securities are subordinated in right of payment to the prior payment in full of all of Zions' senior indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of Zions' senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated debt securities will be entitled to receive any amounts under the subordinated debt securities. These circumstances include when we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of Zions.

        These subordination provisions mean that if Zions is insolvent, a direct holder of Zions' senior indebtedness may ultimately receive out of Zions' assets more than a direct holder of the same amount of subordinated debt securities, and a creditor of Zions' that is owed a specific amount may ultimately receive more than a direct holder of the same amount of subordinated debt securities. The subordinated debt indenture does not limit our ability to incur senior indebtedness or general obligations, including indebtedness ranking pari passu with the subordinated debt securities.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

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  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any judicial proceeding is pending with respect to any such default; or

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  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to repay that money to us.

        Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations, which we define below, will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations after payment in full to the holders of senior indebtedness, before any amount is made available for payment or distribution to the holders of any subordinated debt security. However, upon the occurrence of a termination event, which we define below, such subordination to the creditors in respect of general obligations will become null and void and have no further effect.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

        The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

        The subordinated debt indenture defines "senior indebtedness" as:

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  the principal of, and premium, if any, and interest in respect of Zions' indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by Zions;

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  all capital lease obligations of Zions;

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  all obligations of Zions issued or assumed as the deferred purchase price of property, all conditional sale obligations of Zions and all obligations of Zions under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

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  all obligations of Zions in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

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  all obligations of Zions in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which Zions is responsible or liable as obligor, guarantor or otherwise;

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  all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of Zions whether or not such obligation is assumed by Zions; and

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  any deferrals, renewals or extensions of any such senior indebtedness.

However, "senior indebtedness" does not include:

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  the subordinated debt securities;

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  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities, including Zions' 8 5/8% Subordinated Notes due October 15, 2002, Zions' Floating Rate Subordinated Notes due November 24, 2005, Zions' Floating Rate Subordinated Notes due June 15, 2008, Zions' Fixed/Floating Rate Subordinated Notes due October 15, 2011, Zions Financial Corp.'s Fixed/Floating Rate Guaranteed Notes due May 15, 2011, Zions Institutional Capital Trust A's 8.536% Capital Securities due December 15, 2026, GB Capital Trust's 10.25% Capital Securities due January 15, 2027 and CSBI Capital Trust's 11.75% Capital Securities due June 6, 2027, all of which will rank pari passu with the subordinated debt securities offered hereby; and

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  any indebtedness between or among Zions and its affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with Zions which is a financing vehicle of Zions in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by Zions pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to the subordinated debt securities.

        As of March 31, 2002, the aggregate amount of Zions' outstanding senior indebtedness and general obligations was approximately $361.4 million, the aggregate amount of Zions' outstanding subordinated debt was approximately $359.9 million and the aggregate amount of debt and other liabilities of Zions' subsidiaries was approximately $21.7 billion.

        The subordinated debt indenture defines "general obligations" as all obligations of Zions to make payment on account of claims of general creditors, other than:

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  obligations on account of senior indebtedness; and

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  obligations on account of the subordinated debt securities and indebtedness for money borrowed ranking pari passu with or junior to the subordinated debt securities.

However, if the Board of Governors of the Federal Reserve System, or other federal banking supervisor that is at the time of determination Zions' primary federal banking supervisor, promulgates any rule or issues any interpretation after the date of the subordinated indenture defining or describing the term "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of "senior indebtedness" as described above, then the term "general obligations" will mean such obligations as defined or described in the first such rule or interpretation, other than obligations described immediately above in bullet points.

        "Termination event" means the promulgation of any rule or regulation or the issuance of any interpretation of the Board of Governors of the Federal Reserve System, or other federal banking supervisor that is at the time of determination Zions' primary federal banking supervisor, after the date of the subordinated indenture that:

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  defines or describes the terms "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of "senior indebtedness" without regard to any other obligations of Zions;

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  permits Zions to include the subordinated debt securities in its capital if they were subordinated in right of payment to the senior indebtedness without regard to any other obligations of Zions;

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  otherwise eliminates the requirement that subordinated debt of a bank holding company and its subsidiaries must be subordinated in right of payment to the claims of its general creditors in order to be included in capital; or

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  causes the subordinated debt securities to be excluded from capital notwithstanding the provisions of the subordinated debt indenture;

or any event that results in Zions not being subject to capital requirements under the rules, regulations or interpretations of the Board of Governors of the Federal Reserve System or other federal banking supervisor.

Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks

        With respect to the senior debt securities, Zions has agreed that it will not, and will not permit any subsidiary to, sell, assign, pledge, transfer, or otherwise dispose of, any shares of capital stock, or any securities convertible into shares of capital stock, of any major constituent bank, which we define below, or any subsidiary owning, directly or indirectly, any shares of capital stock of any major constituent bank. In addition, with respect to the senior debt securities, Zions has agreed that it will not permit any major constituent bank or any subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank to issue any shares of its capital stock or any securities convertible into shares of its capital stock, except for sales, assignments, transfers or other dispositions which:

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  are for the purpose of qualifying a person to serve as a director; or

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  are for fair market value, as determined by Zions' board, and, after giving effect to those dispositions and to any potential dilution, Zions will own not less than 80% of the shares of capital stock of the major constituent bank in question or any subsidiary owning any shares of capital stock of the major constituent bank in question; or

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  are made

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  in compliance with court or regulatory authority order; or

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  in compliance with a condition imposed by any court or regulatory authority permitting Zions' acquisition of any other bank or entity; or

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  in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition; or

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  to Zions or any wholly-owned subsidiary.

        Despite the above requirements, any major constituent bank may be merged into or consolidated with, or may lease, sell or transfer all or substantially all of its assets to, another entity if, after giving effect to that merger, consolidation, sale or transfer, Zions or any wholly-owned subsidiary owns at least 80% of the capital stock of the other entity, or if such merger, consolidation, sale or transfer is made:

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  in compliance with court or regulatory authority order; or

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  in compliance with a condition imposed by any court or regulatory authority permitting Zions' acquisition of any other bank or entity; or

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  in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

        A "major constituent bank" is defined in the senior debt indenture to mean any subsidiary which is a bank and has total assets equal to 30% or more of Zions' consolidated assets determined on the date of Zions' most recent audited financial statements. At present, the major constituent banks are Zions First National Bank and California Bank & Trust.

        The above covenants are not covenants for the benefit of any series of subordinated debt securities.

Defeasance and Covenant Defeasance

        Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that is not a floating rate or indexed debt security.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

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  we must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

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  there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to recognize gain or loss for federal income tax purposes as a result of such deposit and full defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and full defeasance were not to occur;

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  we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

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  we must confirm that neither the debt securities nor any securities of the same series, if listed on any securities exchange, will be delisted as a result of depositing such amount in trust;

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  no default or event of default, as defined below and as applicable under the relevant indenture for such series of securities, shall have occurred and be continuing at the time of such deposit or, with regard to an event of default relating to certain events of bankruptcy, insolvency, reorganization or the appointment of a receiver by us or any major constituent bank, on the date of the deposit referred to above or during the 90 days after that date;

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  such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all securities are in default within the meaning of the Trust Indenture Act;

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  such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument by which we are bound;

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  such defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered or exempt from registration thereunder;

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  in the case of the subordinated debt securities, no event or condition may exist that, under the provisions described under "—Subordination Provisions" above, would prevent us from making payments of interest, principal and any other payments on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

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  we must deliver to the trustee an officers' certificate and a legal opinion of our counsel confirming that all conditions precedent with respect to such defeasance described above have been complied with.

        If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

        Covenant Defeasance.    Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the covenants described under "—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks" above and certain other covenants relating to your debt security as provided for in the relevant indenture or described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those covenants. In the case of subordinated debt securities, you would be released from the subordination provisions on your subordinated debt security described under "—Subordination Provisions" above. In order to achieve covenant defeasance for any debt securities, we must satisfy substantially the same conditions specified above for full defeasance, except with regard to the second bullet point above, which for covenant defeasance requires only a legal opinion of our counsel delivered to the trustee confirming that the holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and covenant defeasance were not to occur.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions, among others, of the applicable indenture and your debt security would no longer apply:

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  if your debt security is a senior debt security, our promise not to take certain actions with respect to our major constituent banks as described above under "—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks";

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  any covenants that your prospectus supplement may state are applicable to your debt security;

  •
  the events of default resulting from a breach of covenants, described below under "—Events of Default and Defaults"; and

  •
  with respect to subordinated debt securities, the subordination provisions described under "Subordination Provisions" above.

        If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Events of Default and Defaults

        You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

  Events of Default under the Senior Debt Indenture

        When we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

  •
  failure to pay principal of or any premium on any senior debt security of that series when due;

  •
  failure to pay any interest on any senior debt security of that series when due and that default continues for 30 days;

  •
  failure to deposit any sinking fund payment, when and as due by the terms of any senior debt security of that series;

  •
  failure to perform any other covenant in the senior debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding senior debt securities;

  •
  Zions' filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to Zions or any major constituent bank;

  •
  failure to pay any portion of the principal when due of any indebtedness of Zions or any major constituent bank in excess of $25,000,000; or acceleration of the maturity of any such indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 60 days after due notice; and

  •
  any other event of default provided with respect to senior debt securities of that series which will be described in the applicable prospectus supplement for that series.

  Events of Default and Defaults under the Subordinated Debt Indenture

        When we refer to an event of default with respect to any series of subordinated debt securities, we mean:

  •
  Zions' filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to Zions or any major constituent bank.

        When we refer to a default with respect to any series of subordinated debt securities, we mean:

  •
  failure to pay principal of or any premium on any subordinated debt security of that series when due;

  •
  failure to pay any interest on any subordinated debt security of that series when due and that default continues for 30 days;

  •
  failure to deposit any sinking fund payment, when and as due by the terms of any subordinated debt security of that series;

  •
  failure to perform any other covenant in the subordinated debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding subordinated debt securities;

  •
  any event of default; and

  •
  any other default provided with respect to subordinated debt securities of that series which will be described in the applicable prospectus supplement for that series.

  Remedies upon an Event of Default or Default.

        If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the relevant outstanding debt securities may accelerate the maturity of such debt securities. Additionally, the senior debt indenture provides that in the event of the filing for bankruptcy by us or any major constituent bank or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank, the maturity of the outstanding senior debt securities will accelerate automatically. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities may, under circumstances set forth in the relevant indenture, rescind the acceleration if Zions has deposited monies on account of certain overdue amounts with the trustee.

        With respect to subordinated debt securities, if a default occurs that is not also an event of default with respect to the subordinated debt securities, neither the trustee nor the holders of subordinated debt securities may act to accelerate the maturity of the subordinated debt securities. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities, and if the default relates to our failure to make any payment of interest when due and payable and such default continues for a period of 30 days or such default is made in the payment of the principal or any premium at its maturity, then the trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

        Subject to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of the debt securities issued thereunder, unless the holders of such debt securities shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

  •
  you must have given the trustee written notice of a continuing event of default or defaults;

  •
  the holders of at least 25% of the aggregate principal amount of all relevant outstanding debt securities of your series must make a written request of the trustee to take action because of the event of default or default, as the case may be, and must have offered reasonable indemnification to the trustee against the cost, liabilities and expenses of taking such action;

  •
  the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification; and

  •
  no contrary notice shall have been given to the trustee during such 60 day period by the holders of a majority in principal amount of the securities of your series.

        These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a security on or after the due dates for such payments.

        We will furnish to the trustee annually a statement as to our performance of our obligations under the indentures and as to any default in performance.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under "Legal Ownership and Book-Entry Issuance" below.

Modification of the Indentures and Waiver of Covenants

        Certain limited modifications of the indentures may be made without the necessity of obtaining the consent of the holders of the relevant debt securities. Other modifications and amendments of the indentures may be made with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected by those modifications and amendments. However, a modification or amendment requires the consent of the holder of each outstanding debt security affected if it would:

  •
  change the stated maturity of the principal or interest of any security;

  •
  reduce the principal amounts of, any premium or interest on, any security;

  •
  change the place of payment on a security;

  •
  impair the right to institute suit for the enforcement of any payment on any security;

  •
  reduce the percentage of holders whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  modify the provisions with respect to subordination of the subordinated debt securities in a manner adverse to the holders of those securities; or

  •
  modify the provisions dealing with modification and waiver of the indenture.

        The holders of 66 2/3% in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive any past default, except a default in the payment of principal or interest, and defaults in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security affected.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of relevant outstanding debt securities that are entitled to take any action under the relevant indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of the relevant debt securities. If a record date is set for any action to be taken by holders of debt securities, such action may be taken only by persons who are holders of relevant outstanding debt securities on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it set the record date). This period may be shortened or lengthened (but not beyond 180 days) from time to time.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

  •
  if we have fully defeased it as described above under "—Defeasance and Covenant Defeasance—Full Defeasance"; or

  •
  if we or one of our affiliates, such as Zions Investment Securities, Inc., is the beneficial owner.

Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default; or

  •
  for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

Form, Exchange and Transfer of Debt Securities in Registered Form

        If any debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in your prospectus supplement:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 and that are multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a registered global debt security, only the depositary, Euroclear and Clearstream, Luxembourg, as applicable, will be entitled to transfer and exchange the debt security as described in this subsection, since it or they will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

        If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described under "—Payment and Record Dates for Interest" below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day", as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Business Day.    The term "business day" means, for any debt security, a day that meets all the following applicable requirements:

  •
  for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close;

  •
  if the debt security is a floating rate debt security whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

  •
  if the debt security either is a floating rate debt security whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate debt security whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

  •
  if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

  •
  if the debt security is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due

        We will follow the practice described in this subsection when paying amounts due on the debt securities. All amounts due will be paid in U.S. dollars.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled "Legal Ownership and Book-Entry Issuance—What Is a Global Security?".

        Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Payment When Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "—Payment and Record Dates for Interest."

Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Zions First National Bank, at its principal office in Salt Lake City, Utah, as the paying agent for the debt securities. We must notify you of changes in the paying agents.

Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

        J.P. Morgan Trust Company, National Association, is initially serving as the trustee for both the senior debt securities and the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

        Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the trustee and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend an indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as DTC;

  •
  a financial institution holding the securities on behalf of Morgan Guaranty Trust Company of New York, acting out of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as Euroclear;

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as Clearstream, Luxembourg; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary, those of the investor's financial institution (e.g., Euroclear and Clearstream, Luxembourg, if applicable), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "—Who is the Legal Owner of a Registered Security—Legal Holders" above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies and those of any participant in the depositary's system or other intermediary (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Zions and the trustee will have no responsibility for any aspect of the depositary's policies or actions or records of ownership interests in a global security. Zions and the trustee also do not supervise the depositary in any way;

  •
  the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, Luxembourg, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "Legal Ownership and Book-Entry Issuance".

        The special situations for termination of a global security are as follows:

  •
  DTC notifies us that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary;

  •
  we order in our sole discretion that such global security will be transferable, registrable, and exchangeable; or

  •
  an event of default has occurred with regard to that global security and is continuing.

        If a global security is terminated, only the depositary, and neither Zions nor the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream, Luxembourg

        Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        As long as any global security is held by Euroclear or Clearstream, Luxembourg, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system.

        If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        If Euroclear or Clearstream, Luxembourg is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream, Luxembourg hold interests in the global security as participants in DTC, then Euroclear and Clearstream, Luxembourg will hold interests in the global security on behalf of the participants in their systems.

        Payments, notices and other communications or deliveries relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg.

        Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, notices and other communications and deliveries involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SECURITIES ISSUED IN BEARER FORM

        We may issue debt securities in bearer, rather than registered, form. If we do, those debt securities will be subject to special provisions described in this section. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

        If we issue debt securities in bearer form, all debt securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will credit the account of each of their subscribers with the amount of debt securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

  •
  the date that is 40 days after the later of (a) the completion of the distribution of the debt securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the debt securities by us; we may extend this date as described below under "—Extensions for Further Issuances"; and

  •
  the date on which Euroclear and Clearstream, Luxembourg provide us or our agent with the necessary tax certificates described below under "—U.S. Tax Certificate Required".

        Owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

  •
  non-global debt securities in bearer form with interest coupons attached, if applicable; or

  •
  non-global debt securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days' prior written notice in accordance with the terms of the debt securities.

Extensions for Further Issuances

        Without the consent of the trustee, any holders or any other person, we may issue additional debt securities identical to a prior issue from time to time. If we issue additional debt securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional debt securities. Extensions of this kind may be repeated if we sell additional identical debt securities. As a result of these extensions, those who own beneficial interests in the global bearer debt securities may be unable to resell their interests into the United States or to or for the account or benefit of a U.S. person until the 40th day after the additional debt securities have been distributed and sold.

U.S. Tax Certificate Required

        We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream, Luxembourg delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary global bearer security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream, Luxembourg a tax certificate with regard to the owners of the beneficial interests in that portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

  •
  is not a United States person, as defined below under "—Limitations on Issuance of Bearer Securities";

  •
  is a foreign branch of a United States financial institution, as defined in applicable Treasury regulations, purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

  •
  is a financial institution holding for purposes of resale during the "restricted period", as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless and until we or our agent have received the required tax certificate on its behalf.

Legal Ownership of Bearer Securities

        Securities in bearer form will not be registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer debt securities will pass by delivery of the certificates representing the debt securities. Thus, when we use the term "holder" in this prospectus with regard to bearer securities, we mean the bearer of those securities.

        The common depositary for Euroclear and Clearstream, Luxembourg will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global debt securities described above. Investors in those debt securities will own beneficial interests in the debt securities represented by those global debt securities; they will be only indirect owners, not holders or legal owners, of the debt securities.

        As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the debt securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, Luxembourg, as applicable, by the common depositary on their behalf and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

        Neither we, the trustee nor any agent will recognize any owner of beneficial interests as a holder. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, Luxembourg, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, communications or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants.

If you own a beneficial interest in a global bearer security, you must look only to Euroclear or Clearstream, Luxembourg, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section entitled "Legal Ownership and Book-Entry Issuance" for more information about holding interests through Euroclear and Clearstream, Luxembourg.

        Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer securities. We describe these below under "—Limitations on Issuance of Bearer Securities".

Payment and Exchange of Non-Global Bearer Securities

        Payments and deliveries owing on non-global bearer debt securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

        Non-global bearer debt securities, with all unmatured coupons relating to the debt securities, if any, may be exchanged for a like aggregate amount of non-global bearer or registered debt securities of like kind. Non-global registered debt securities may be exchanged for a like aggregate amount of non-global registered debt securities of like kind, as described above in the sections on the different types of debt securities we may offer. However, we will not issue bearer debt securities in exchange for any registered debt securities.

        Replacement certificates and coupons for non-global bearer debt securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

Notices

        If any bearer debt securities are listed on the Luxembourg Stock Exchange and that Exchange's rules require, then as long as those debt securities are listed on that Exchange, we will give notices to holders of bearer debt securities by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not so required or is not practical, the publication will be made elsewhere in Western Europe. The term "daily newspaper" means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. A notice will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Limitations on Issuance of Bearer Securities

        In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

        In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not issue bearer debt securities under which the holder has a right to purchase bearer debt securities in non-global form. Upon the holder's purchase of any underlying bearer debt securities, those bearer debt securities will be issued in temporary global bearer form and will be subject to the provisions described above relating to bearer global debt securities.

        We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the above regulations.

        Bearer debt securities and any coupons will bear the following legend:

        "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j)and 1287(a) of the Internal Revenue Code."

        The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

        As used in this section entitled "Securities Issued in Bearer Form", "United States person" means:

  •
  a citizen or resident of the United States for United States federal income tax purposes;

  •
  a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

        We use the term "indexed securities" to mean debt securities whose value is linked to an underlying asset or index. Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read any applicable prospectus supplement carefully for a discussion of relevant U.S. tax matters.

Investors in Indexed Securities Could Lose Principal or Interest

        The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed security on an interest payment date will be determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index". The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

The Company That Issues an Index Security or the Government That Issues an Index Currency Could Take Actions That May Adversely Affect an Indexed Security

        The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

        Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

        The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

        Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

        A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

        Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

        In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the stocks, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as options or futures, on those stocks, commodities or currencies or other instruments or measures. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About Indices May Not Be Indicative of Future Performance

        If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

        Zions Investment Securities, Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. Zions Investment Securities, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments underlying or related to the index. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

        In addition to being the calculation agent, to the extent that Zions Investment Securities, Inc. or another of our affiliates calculates or compiles a particular index, it may have considerable discretion in performing the calculation or compilation. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We may offer and sell the debt securities from time to time as follows:

  •
  through agents;

  •
  to or through dealers or underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, the debt securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase debt securities and reoffer them to the public by one or more of the methods described above.

        The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we may sell debt securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those debt securities to the public.

        We may sell debt securities from time to time to one or more underwriters, who would purchase the debt securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters maybe deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.

        If we offer debt securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the debt securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the debt securities, including debt securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the debt securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the debt securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase debt securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations and will include information about any commissions we may pay for soliciting these contracts.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act.

        Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the debt securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered debt securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered debt securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered debt securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zions Bancorporation and its subsidiaries in the ordinary course of business. In addition, we expect to offer the debt securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Zions Investment Securities, Inc. may offer the securities for sale in the United States. Our affiliates may also offer the debt securities in other markets through one or more selling agents, including one another.

        In compliance with guidelines of the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the debt securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of debt securities will be significantly less than this amount.

        Zions Investment Securities, Inc. is an indirect wholly-owned subsidiary of Zions Bancorporation. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as Zions Investment Securities, Inc. distributes an affiliated company's securities. Zions Investment Securities, Inc. has advised Zions Bancorporation that each particular offering of debt securities will comply with the applicable requirements of Rule 2720.

        Zions Investment Securities, Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Market-Making Resales by Affiliates

        This prospectus may be used by Zions Investment Securities, Inc. in connection with offers and sales of the debt securities in market-making transactions. In a market-making transaction, Zions Investment Securities, Inc. may resell a debt security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, Zions Investment Securities, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Investment Securities, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Investment Securities, Inc. does not act as principal. Zions Investment Securities, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Zions Bancorporation may also engage in transactions of this kind and may use this prospectus for this purpose. These other affiliates may include Roth Capital.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the debt securities. This amount does not include debt securities sold in market-making transactions.

        Zions Bancorporation does not expect to receive any proceeds from market-making transactions. Zions Bancorporation does not expect that Zions Investment Securities, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Zions Bancorporation.

        A market-making transaction will have a settlement date later than the original issue date of the debt security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of debt securities will be a new issue, and there will be no established trading market for any of the debt securities prior to their original issue date. We may choose not to list any particular series of debt securities on a securities exchange or quotation system. We have been advised by Zions Investment Securities, Inc. that it intends to make a market in the debt securities, and any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, neither Zions Investment Securities, Inc. nor any underwriter that makes a market in the capital securities is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities we or the Issuer Trusts may offer.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.

        In this prospectus, the terms "this offering" means the initial offering of the debt securities made in connection with their original issuance. This term does not refer to any subsequent resales of such debt securities in market-making transactions.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

        This section is relevant to you if you are the fiduciary of a pension plan or other employee benefit plan proposing to invest in the securities.

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit an employee benefit plan, as well as individual retirement accounts, Keogh plans and other pension and profit sharing plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

        Zions Bancorporation and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before the securities are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of the securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified professional asset managers).

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of the securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of the debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

VALIDITY OF THE DEBT SECURITIES

        The validity of the debt securities offered by this prospectus will be passed upon for us by Callister, Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah, and for the agents and/or underwriters by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely upon the opinion of Callister, Nebeker & McCullough as to matters of Utah law and Callister,

Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. The opinions of Callister, Nebeker & McCullough and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Zions and its board of directors in connection with the issuance and sale of any particular series of debt securities, the specific terms of the debt securities and other matters which may affect the validity of debt securities but which cannot be ascertained on the date of such opinions. Sullivan & Cromwell regularly performs legal services for Zions.

EXPERTS

        The consolidated financial statements of Zions Bancorporation and subsidiaries appearing in Zions Bancorporation's Annual Report on Form 10-K for the years ended December 31, 2001 and 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001 incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Subject to Completion. Dated August 7, 2002

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$625,000,000

Zions Capital Trust B
Zions Capital Trust C
Zions Capital Trust D

Capital Securities
As fully and unconditionally
guaranteed to the extent described herein by Zions Bancorporation

        Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D, each referred to in this prospectus as an Issuer Trust and collectively as the Issuer Trusts, from time to time may offer to sell capital securities. The total amount of these capital securities will have an initial aggregate offering price of up to $625,000,000, although we may increase this amount in the future.

        The Issuer Trusts may offer and sell these capital securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these capital securities and the general manner in which they may be offered. The specific terms of any capital securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        These capital securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2002.

About this prospectus	2
Where you can find more information	3
Disclosure regarding forward-looking statements	4
Zions Bancorporation	5
Use of proceeds	5
Regulatory considerations	6
Ratio of earnings to fixed charges	7
The issuer trusts	8
Capital securities and related instruments	10
Junior subordinated debentures	21
Guarantees	35
Relationship among the capital securities and the related instruments	38
Legal ownership and book-entry issuance	40
Plan of distribution	45
Employee Retirement Income Security Act	48
Validity of the securities	48
Experts	49

ABOUT THIS PROSPECTUS

        This document is called a "prospectus", and it provides you with a general description of the capital securities and related securities we may offer. Each time we sell capital securities, we will provide a prospectus supplement containing specific information about the terms of the capital securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where you can find more information".

        Zions Bancorporation, a Utah corporation, also referred to in this document as Zions, and Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D, each a statutory business trust created under the laws of the State of Delaware (each trust is also referred to as an Issuer Trust and collectively as the Issuer Trusts), have filed a registration statement with the SEC using a shelf registration or continuous offering process. Under this shelf process, the Issuer Trusts may offer and sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $625,000,000.

        Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us, the Issuer Trusts and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's offices. The SEC's web site and street addresses are provided under the heading "Where you can find more information".

        When acquiring any of the securities offered hereby, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities described in this document in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

        The Issuer Trusts may sell capital securities to underwriters who will in turn sell the capital securities to the public on terms fixed at the time of sale. In addition, the capital securities may be sold by an Issuer Trust directly or through dealers or agents designated from time to time, which agents may be our affiliates.

        A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to each Issuer Trust. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

        One or more of our subsidiaries, including Zions Investment Securities, Inc., may buy and sell any of the securities offered hereby after those securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "we", "us", "our" or similar references mean Zions and its subsidiaries.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2001.

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2002.

  •
  Current Reports on Form 8-K filed April 23, 2002, July 23, 2002 and August 6, 2002.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

  Investor Relations
  Zions Bancorporation
  One South Main Street
  Salt Lake City, Utah 84111
  (801) 524-4787

        No separate financial statements of any Issuer Trust are included in this prospectus. Zions and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a consolidated special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debentures, which we define under the heading "The Issuer Trusts", of Zions and issuing the trust securities. Furthermore, taken together, Zions' obligations under each series of corresponding junior subordinated debentures, the indenture under which the corresponding junior subordinated debentures will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust. For a more detailed discussion, see "The Issuer Trusts", "Capital Securities and Related Instruments", "Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures" and "Capital Securities and Related Instruments—Guarantees". In addition, Zions does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in the statements. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that could cause or contribute to those differences include, but are not limited to:

  •
  changes in political and economic conditions, including the economic effects of the September 11, 2001 terrorist attacks against the United States and related events;

  •
  the continuing impact on the global economy of the September 11, 2001 terrorist attacks;

  •
  competitive product and pricing pressures within our markets;

  •
  equity and fixed-income market fluctuations;

  •
  inflation and deflation;

  •
  acquisitions and integrations of acquired businesses;

  •
  technological changes;

  •
  changes in law;

  •
  changes in fiscal, monetary, regulatory, trade and tax policies and laws;

  •
  monetary fluctuations;

  •
  success in gaining regulatory approvals when required;

  •
  success in the timely development of new products and services;

  •
  interest rate fluctuations; and

  •
  consumer spending and savings habits.

        These forward-looking statements are generally accompanied by words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could" or "may", or other words that convey uncertainty of future events or outcome. Although we believe that these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. We do not undertake any obligation to update any forward-looking statements.

ZIONS BANCORPORATION

        Zions, headquartered in Salt Lake City, Utah, is the largest financial holding company headquartered in the Rocky Mountain region. Zions has grown rapidly over the last seven years through continued penetration of existing markets and through the acquisition of profitable community banks in high economic growth markets. As of March 31, 2002, we had total assets of $24.8 billion, total deposits of $18.0 billion and total shareholders' equity of $2.3 billion. Through our banking subsidiaries, we operated 408 branches in the states of Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington as of March 31, 2002.

USE OF PROCEEDS

        Any Issuer Trust will invest all of the net proceeds from the sale of its trust securities in junior subordinated debentures of ours. Unless otherwise specified in the applicable prospectus supplement for any offering of capital securities, the net proceeds we receive from the sale of junior subordinated debentures to an Issuer Trust will be used for general corporate purposes, which may include:

  •
  funding investments in, or extensions of credit to, our subsidiaries;

  •
  funding investments in non affiliates;

  •
  reducing or refinancing debt;

  •
  redeeming outstanding securities;

  •
  financing possible acquisitions; and

  •
  working capital.

        Pending such use, we may temporarily invest net proceeds. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

REGULATORY CONSIDERATIONS

        As a financial holding company and a bank holding company under the Bank Holding Company Act, the Board of Governors of the Federal Reserve System, referred to in this document as the Federal Reserve Board, regulates, supervises and examines Zions. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Zions, please refer to Zions' annual report on Form 10-K for the fiscal year ended December 31, 2001 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Zions' earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, which regulates some of our banking subsidiaries, the Federal Deposit Insurance Corporation, which regulates some of our banking subsidiaries and which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

        Zions' earnings are also affected by general economic conditions, our management policies and legislative action.

        In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Zions' business.

        Depository institutions, like Zions' bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Zions also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Zions' non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

        Zions is a legal entity separate and distinct from Zions' banking subsidiaries. However, Zions' principal source of cash revenues is payments of interest and dividends from these banking subsidiaries. There are various legal and regulatory limitations on the extent to which these banking subsidiaries can finance or otherwise supply funds to Zions and its other affiliates.

        For Zions' national bank subsidiaries, the prior approval of the Comptroller of the Currency is required if the total of all dividends declared in any calendar year exceeds its net earnings for that year combined with its retained net earnings less dividends paid for the preceding two calendar years. Additionally, these banking subsidiaries may not declare dividends in excess of net profits on hand, after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses. Under the first and currently more restrictive of the federal dividend limitations, Zions' national bank subsidiaries, which include Zions First National Bank, National Bank of Arizona, Vectra Bank Colorado and The Commerce Bank of Washington, had approximately $104.2 million available for the payment of dividends as of March 31, 2002. The payment of dividends is also limited by minimum capital requirements imposed on banks. Zions' banking subsidiaries currently exceed these minimum requirements. The ability of a state chartered bank to pay dividends is subject to restrictions imposed by banking regulations under state law similar to restrictions described above. Under their respective regulatory frameworks, Zions' state chartered bank subsidiaries, Nevada State Bank and California Bank & Trust, had $0 available and approximately $86.9 million available, respectively, for the payment of dividends as of March 31, 2002 without the approval of their respective state regulatory bodies. Zions' bank subsidiaries declared dividends to Zions of approximately $32.0 million during the first quarter of 2002, $254.4 million in 2001, $163.0 million in 2000 and $109.9 million in 1999.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth certain information regarding our consolidated ratios of earnings to fixed charges. Fixed charges represent interest expense, a portion of rent expense representative of interest, trust-preferred securities expense and amortization of debt issuance costs.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2001	2001	2000(1)	1999	1998	1997
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	4.11	2.90	3.41	2.41	2.80	3.05	2.55
Including interest on deposits	2.08	1.61	1.72	1.49	1.53	1.50	1.58

(1)
For the year ended December 31, 2000, earnings used in the calculation of the ratios excludes the impairment loss on First Security Corporation common stock of $96.9 million and merger-related expenses of $41.5 million, mainly related to the terminated First Security Corporation merger. If these items are included in earnings for 2000, the ratio of earnings to fixed charges would be 1.93 excluding interest on deposits and 1.32 including interest on deposits.

  For purposes of computing the consolidated ratios of earnings to fixed charges:

  •
  earnings represent net income, as adjusted for the addback of goodwill amortization under FASB Statement No. 142, before extraordinary items plus applicable income taxes and fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

  •
  fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

 THE ISSUER TRUSTS

        The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

  •
  the capital securities to be issued by each Issuer Trust;

  •
  the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

  •
  our guarantees for the benefit of the holders of the capital securities; and

  •
  the relationship among the capital securities, the corresponding junior subordinated debentures, a related expense agreement and the guarantees.

        Each Issuer Trust is a statutory business trust formed under Delaware law pursuant to:

  •
  a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

  •
  a certificate of trust filed with the Delaware Secretary of State.

        Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.

        Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call "capital securities". In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to Zions, which we call "trust common securities". All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the "trust securities".

        Each Issuer Trust exists for the exclusive purposes of:

  •
  issuing and selling its trust securities;

  •
  using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

  •
  engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

        When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the "corresponding junior subordinated debentures". The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust's capital securities, which we call the "related capital securities".

        Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

        Each Issuer Trust will also be a party to an expense agreement with Zions. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.

        The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See "Capital Securities and Related Instruments—Subordination of Trust Common Securities". We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

        Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.

        Under certain circumstances, we may dissolve an Issuer Trust and, after satisfaction of the liabilities to creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.

        We may need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to dissolve one or more of the Issuer Trusts. A more detailed description is provided under the heading "Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution".

        Unless otherwise specified in the applicable prospectus supplement:

  •
  each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may dissolve earlier as provided in the applicable trust agreement;

  •
  each Issuer Trust's business and affairs will be conducted by its trustees;

  •
  except as provided below, we, as holder of the trust common securities, will appoint the trustees;

  •
  the trustees for each Issuer Trust will be J.P. Morgan Trust Company, National Association as property trustee and Chase Manhattan Bank USA, National Association as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with Zions. These trustees are also referred to as the "Issuer Trust trustees". J.P. Morgan Trust Company, National Association, as

  property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. J.P. Morgan Trust Company, National Association will also act as trustee under the guarantees and the junior indenture. See "Capital Securities and Related Instruments—Guarantees" and "Capital Securities and Related Instruments—Junior Subordinated Debentures";

  •
  if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

  •
  under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees for the applicable Issuer Trust;

  •
  the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

  •
  we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

        The principal executive office of each Issuer Trust is c/o Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111 and its telephone number is (801) 524-4787.

CAPITAL SECURITIES AND RELATED INSTRUMENTS

        The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, which is included as an exhibit to our SEC registration statement, and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The applicable prospectus supplement will also contain a discussion of the U.S. federal income tax consequences relating to any series of capital securities. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

        Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the assets of the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading "—Subordination of Trust Common Securities". Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

        Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

        The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under "—Subordination of Trust Common Securities". Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

        Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust's capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Capital Securities and Related Instruments—Guarantees".

Distributions

        Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance, (unless otherwise specified in the applicable prospectus supplement), and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day and without any interest or other payment in connection with this delay except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day. In either case, the payment will have the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a "distribution date". A "business day" means, for any capital security, any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close or a day on which the corporate trust office of the property trustee or the trustee under the junior subordinated indenture, referred to in this prospectus as the debenture trustee, is closed for business.

        Each Issuer Trust's capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "distributions" as used in this summary includes these additional distributions unless otherwise stated.

        If interest payments on the corresponding junior subordinated debentures are deferred by us, distributions on the related capital securities will be correspondingly deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities. See "Capital Securities and Related Instruments—Junior Subordinated Debentures—Option to Defer Interest Payments".

        The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See "Capital Securities and Related Instruments—Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures". If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading "Capital Securities and Related Instruments—Guarantees".

        Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading "Legal Ownership and Book-Entry Issuance". In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

        Mandatory Redemption.    Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount, which term we define below, of the trust securities, upon not less than 30 nor more than 60 days notice. Unless provided otherwise in the applicable prospectus supplement, the redemption will occur at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See "Capital Securities and Related Instruments—Junior Subordinated Debentures—Redemption". If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities.

The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

        We will have the right to redeem any series of corresponding junior subordinated debentures:

  •
  on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

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  at any time, in whole but not in part, upon the occurrence of a tax event or capital treatment event, which term we define below; or

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  as may be otherwise specified in the applicable prospectus supplement,

in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.

        Distribution of Corresponding Junior Subordinated Debentures.    Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.

        Tax Event or Capital Treatment Event Redemption.    If a tax event or capital treatment event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole but not in part and thereby cause a mandatory redemption of the capital securities and trust common securities in whole but not in part at the redemption price within 90 days following the occurrence of the tax event or capital treatment event. If a tax event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to dissolve the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.

        The term "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

        The term "like amount" means:

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  with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount, which term we define below, equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

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  with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

        The term "liquidation amount" means the stated amount per trust security of $25, or another stated amount set forth in the applicable prospectus supplement.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

  •
  the series of related capital securities will no longer be deemed to be outstanding;

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  The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see "Legal Ownership and Book-Entry Issuance—What is a Global Security?") or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

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  any certificates representing the related capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

        Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.

        There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

        Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities".

        If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under "Capital Securities and Related Instruments—Guarantees", distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including, without limitation, U.S. federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

        Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

        If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $25 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

        Payment of distributions on, and the redemption price of, each Issuer Trust's capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities. However, if on any distribution date, redemption date or liquidation date a debenture event of default (as defined below under "Capital Securities and Related Instruments—Junior Subordinated Debentures—Events of Default") has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust's trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust's outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust's outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the Issuer Trust's capital securities then due and payable.

        In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust's trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust's trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        Pursuant to each trust agreement, each Issuer Trust will dissolve on the first to occur of:

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  the expiration of its term;

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  certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

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  the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the Issuer Trust subject to our having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. This written direction by us is optional and solely within our discretion;

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  redemption of all of such Issuer Trust's capital securities as described under "—Redemption or Exchange—Mandatory Redemption"; and

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  the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrative trustees not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment, an amount which we refer to as the "liquidation distribution". If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust's trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.

Events of Default; Notice

        The following events will be "events of default" with respect to capital securities issued under each trust agreement:

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  any debenture event of default;

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  default for 30 days by the Issuer Trust in the payment of any distribution;

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  default by the Issuer Trust in the payment of any redemption price of any trust security;

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  failure by the Issuer Trust trustees for 60 days in performing in any material respect any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

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  bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust's capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

        We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

        If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See "—Liquidation Distribution Upon Dissolution". The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Issuer Trust Trustees

        Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

        Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone will have the power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

        Any person into which the property trustee, the Delaware trustee or any administrative trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

        An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below and under "—Liquidation Distribution Upon Dissolution". An Issuer Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the related capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

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  the successor entity either:

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  expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

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  substitutes for the capital securities other securities having substantially the same terms as the capital securities, referred to as the "successor securities", so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

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  we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

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  the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

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  the successor entity has a purpose substantially identical to that of the Issuer Trust;

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  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

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  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect; and

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  following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

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  we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

        Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

        There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of Zions, nor are there any provisions that require the repurchase of any capital securities upon a change in control of Zions.

Voting Rights; Amendment of Each Trust Agreement

        Except as provided below and under "Capital Securities and Related Instruments—Guarantees—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

        Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the capital securities:

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  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

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  to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

  •
  will not be taxable as a corporation or classified for U.S. federal income tax purposes other than as a grantor trust at all times that any trust securities are outstanding; or

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  will not be required to register as an "investment company" under the Investment Company Act,

provided that:

  •
  no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

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  any such amendment will become effective when notice of the amendment is given to the holders of trust securities.

        Each trust agreement may be amended by the related Issuer Trust trustees and us with:

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  the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

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  receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust's status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

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  change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

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  restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

        So long as any corresponding junior subordinated debentures are held by the property trustee, the related Issuer Trust trustees will not:

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  direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

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  waive any past default that is waivable under the junior indenture;

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  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

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  consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

  •
  the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

  •
  the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

        Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

        No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

        Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

        Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail under the heading "Legal Ownership and Book-Entry Issuance—What is a Global Security".

Payment and Paying Agency

        Payments in respect of capital securities will be made to DTC as described under "Legal Ownership and Book-Entry Issuance—What is a Global Security". If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be Zions First National Bank. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and us. In the event that Zions First National Bank is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

        Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

        Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an "investment company" required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of Zions for U.S. federal income tax purposes. In addition, we, the property trustee and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we, the property trustee or the administrative trustees determine in that person's discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the holders of the related capital securities.

        Holders of the capital securities have no preemptive or similar rights.

        No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

JUNIOR SUBORDINATED DEBENTURES

        The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under this indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture is qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

        The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, as may be supplemented from time to time, between Zions and J.P. Morgan Trust Company, National Association, as trustee. This indenture is referred to as the "junior indenture" and the related trustee is referred to as the "debenture trustee". Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our "senior indebtedness", as defined in the junior indenture, including the senior debt securities and the subordinated debt securities. See "—Subordination of Junior Subordinated Debentures".

        The junior subordinated debentures and, in the case of junior subordinated debentures in bearer form, any coupons to these securities, will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be subordinate and junior in right of payment to all of our senior indebtedness. The junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries. This occurs because any right of Zions to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the junior subordinated debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

        Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of Zions, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See "—Subordination of Junior Subordinated Debentures" and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

        The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.

        The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

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  the title of the junior subordinated debentures;

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  any limit upon the aggregate principal amount of the junior subordinated debentures;

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  the date or dates on which the principal of the junior subordinated debentures must be paid;

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  the interest rate or rates, if any, applicable to the junior subordinated debentures;

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  the dates on which any such interest will be payable;

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  our right, if any, to defer or extend an interest payment date;

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  the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

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  the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under "—Denominations, Registration and Transfer", the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

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  any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder's option or at our option;

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  the obligation or the right, if any, of Zions or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  if other than denominations of integral multiples of $25, the denominations in which any junior subordinated debentures will be issued;

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  any additions, modifications or deletions in the events of default under the junior indenture or covenants of Zions specified in the junior indenture with respect to the junior subordinated debentures;

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  if other than the principal amount, the portion of the junior subordinated debentures' principal amount that will be payable upon declaration of acceleration of the maturity thereof;

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  any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

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  the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

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  whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

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  the appointment of any paying agent or agents;

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  the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

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  the form of trust agreement, guarantee agreement and expense agreement, if applicable;

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  the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of Zions in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

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  any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.

        Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the debenture trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

        Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.

        The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

        The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See "—Consolidation, Merger, Sale of Assets and Other Transactions" below for a more detailed discussion. The junior indenture provides that we and the debenture trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See "—Modification of the Junior Indenture" below for a more detailed discussion.

Denominations, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $25 and any integral multiple of $25. Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the debenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.

        In the event of any redemption, neither we nor the debenture trustee will be required to:

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  issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

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  transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

        If provided in the applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an "extension period", subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

        As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

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  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable period during which we have elected to defer interest payments;

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  as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Zions) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

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  the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

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  any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights in accordance with any shareholders' rights plan; or

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

        Prior to the termination of any applicable extension period, we may further defer the payment of interest.

        This covenant will also apply if:

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  we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, or

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  the junior subordinated debentures are held by an Issuer Trust and we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.

        Unless otherwise indicated in the applicable prospectus supplement, in the event of an interest deferral with respect to any corresponding series of junior subordinated debentures, we must provide the debenture trustee notice of our election to defer interest at least one business day prior to the earlier of:

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  the next date distributions on the affected capital securities would have been payable except for the election to defer interest; and

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  the date property trustee or the administrative trustees of the applicable Issuer Trust or both are required to give notice to any applicable self-regulatory organization or to holders of capital securities of the record date or the date such distributions are payable, but in any event not later than one business day prior to such record date.

Unless otherwise indicated in the applicable prospectus supplement, the property trustee with respect to the corresponding series of capital securities will give notice of our election to defer interest to the holders of the affected capital securities.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

        Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debenture in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

        Except as otherwise specified in the applicable prospectus supplement, if a tax event in respect of a series of junior subordinated debentures or a capital treatment event has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event or capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

        A "capital treatment event" means the reasonable determination by us that as a result of

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  any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

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  any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws, rules or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as "Tier 1 Capital" for purposes of the applicable Federal Reserve Board capital adequacy guidelines as then in effect.

        A "tax event" means the receipt by us and the Issuer Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

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  the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

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  interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

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  the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        As used above, the term "tax change" means any of the following:

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  any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

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  any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

        Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Modification of the Junior Indenture

        We may modify or amend the junior indenture with the consent of the debenture trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the junior indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding junior subordinated debenture issued under the junior indenture that would be affected, we may not:

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  change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

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  reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

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  change the place of payment where any principal, premium or interest, on any junior subordinated debenture is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

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  reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

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  modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding,

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  no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

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  where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.

        We may, with the debenture trustee's consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Events of Default

        The following events will be "debenture events of default" with respect to each series of junior subordinated debentures:

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  default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any interest payment in the case of an extension period);

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  default in any principal or premium payment on any security of that series at maturity;

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  failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

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  we are given written notice by the debenture trustee; or

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  the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the debenture trustee;

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  our bankruptcy, insolvency or reorganization; or

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  any other event of default provided for with respect to junior subordinated debentures of that series.

        The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the debenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders' claims would fall under the broad equity power of a federal bankruptcy court, and to that court's determination of the nature of those holders' rights.

        The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest including any additional interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest including any additional interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

        In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

        If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder. We refer to this proceeding in this document as a direct action. We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.

        The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See "Capital Securities and Related Instruments—Events of Default; Notice".

Consolidation, Merger, Sale of Assets and Other Transactions

        The junior indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

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  if the successor entity is not Zions, the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture;

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  immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture; and

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  an officer's certificate and legal opinion relating to these conditions must be delivered to the debenture trustee.

        The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

        The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

  •
  have become due and payable;

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee;

and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest, including any additional interest, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

        If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder's option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Subordination of Junior Subordinated Debentures

        The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior indebtedness, which we define below. If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.

        As used in this section, the term "senior indebtedness" means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior indebtedness, and not including:

  •
  any of our indebtedness that, when incurred and without respect to any election under section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us;

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  any of our indebtedness to any of our subsidiaries;

  •
  any of our indebtedness to any of our employees;

  •
  any other junior subordinated debentures issued pursuant to the junior indenture;

  •
  any of our trade accounts payable; and

  •
  any accrued liabilities arising in the ordinary course of our business.

        Senior indebtedness includes our outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures.

        In the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

  •
  any proceeding for the liquidation, dissolution or other winding up of Zions, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets,

then all senior indebtedness, including any interest accruing after the commencement of any of the proceedings described above, must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise but for the subordination provisions be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest accruing after the commencement of any such proceedings, has been paid in full.

        In the event of any of the proceedings described above, after payment in full of all senior indebtedness, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. Because of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

        The junior indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Trust Expenses

        Pursuant to the expense agreement for each series of corresponding junior subordinated debentures, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each Issuer Trust that holds junior subordinated debentures that we will pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amounts of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the capital securities or such other similar interests, as the case may be. This payment obligation will include any costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

Governing Law

        The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        The debenture trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debentures

        The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust's capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of debenture events of default, as described under "—Modification of the Junior Indenture" and "—Events of Default", unless provided otherwise in the prospectus supplement for such related capital securities.

        Unless otherwise specified in the applicable prospectus supplement, if a tax event or a capital treatment event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event or capital treatment event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. In lieu of such redemption, we have the right to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See "Capital Securities and Related Instruments—Redemption or Exchange—Distribution of Corresponding Junior Subordinated Debentures" for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.

        We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

  •
  the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

  •
  a tax event in respect of such Issuer Trust has occurred and is continuing; and

  •
  we elect, and do not revoke that election, to pay additional sums in respect of the trust securities,

we will pay to the Issuer Trust these additional sums (as defined under "Capital Securities and Related Instruments—Redemption or Exchange"). We also have agreed, as to each series of corresponding junior subordinated debentures:

  •
  to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities;

  •
  not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except:

  •
  in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

  •
  in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

    in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve Board, if then required under applicable Federal Reserve Board capital guidelines or policies; and

  •
  to use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

GUARANTEES

        The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee relates. Whenever particular defined terms of the guarantees are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General

        A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. J.P. Morgan Trust Company, National Association will act as indenture trustee, referred to below as the "guarantee trustee", under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust's capital securities.

        We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, which term we define below, to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust and which we refer to in this document as the "guarantee payments", will be subject to the related guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

  •
  the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

  •
  the liquidation distribution; and

  •
  the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

        Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust's obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See "—Status of the Guarantees".

        If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See "—Status of the Guarantees".

        The junior subordinated debentures and, in the case of junior subordinated debentures in bearer form, any coupons to these securities, will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be subordinate and junior in right of payment to all of our "senior indebtedness", as defined in the junior indenture. The junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries. This occurs because any right of Zions to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the junior subordinated debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors.

        Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.

        We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures, the junior indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust's obligations under its related capital securities. See "Capital Securities and Related Instruments—Relationship Among the Capital Securities and the Related Instruments".

Status of the Guarantees

        Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness in the same manner as corresponding junior subordinated debentures.

        Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection. That means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of the related capital securities in any material respect, in which case no vote of the holders will be required, no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under "Capital Securities and Related Instruments—Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.

Events of Default

        An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.

        Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.

Termination of the Guarantees

        Each guarantee will terminate and be of no further force and effect upon:

  •
  full payment of the redemption price of the related capital securities;

  •
  full payment of the amounts payable upon liquidation of the related Issuer Trust; or

  •
  the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.

        Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

 Governing Law

        Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

        Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

RELATIONSHIP AMONG THE CAPITAL SECURITIES
AND THE RELATED INSTRUMENTS

        The following description of the relationship among the capital securities, the corresponding junior subordinated debentures, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, and the Trust Indenture Act.

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the capital securities, to the extent the related Issuer Trust has funds available for the payment of such distributions, are irrevocably guaranteed by us as described under "Capital Securities and Related Instruments—Guarantees". Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

Sufficiency of Payments

        As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

  •
  the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;
  •
  the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

  •
  we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of its capital securities and common securities; and
  •
  each trust agreement provides that the Issuer Trust will only engage in activities that are necessary or incidental to the limited purposes of such Issuer Trust.

        Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

        A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

        A default or event of default under any of our senior indebtedness would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior indebtedness has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture.

Limited Purpose of Issuer Trusts

        Each Issuer Trust's capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust, or from us under the applicable guarantee, if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of any Issuer Trust involving the liquidation of the corresponding junior subordinated debentures, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See "Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any shareholder of ours receives payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust, other than the Issuer Trust's obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

        Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each trust agreement or indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any of the trustees and any other third parties employed by us, any of those trustees or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend a trust agreement or the junior indenture for a corresponding series of junior subordinated debentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of any of those documents—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as Euroclear;

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as Clearstream, Luxembourg; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as junior subordinated debentures, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary, those of the investor's financial institution (e.g., Euroclear and Clearstream, Luxembourg, if applicable), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "—Who is the Legal Owner of a Registered Security—Legal Holders" above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies and those of any participant in the depositary's system or other intermediary (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither Zions nor any of the trustees will have any responsibility for any aspect of the depositary's policies or actions or records of ownership interests in a global security. Zions and the trustees also do not supervise the depositary in any way;

  •
  the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, Luxembourg, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "Legal Ownership and Book-Entry Issuance".

        The special situations for termination of a global security are as follows:

  •
  DTC notifies us that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary;

  •
  we order in our sole discretion that such global security will be transferable, registrable, and exchangeable; or

  •
  in the case of a global security representing debt securities, an event of default has occurred with regard to that global security and is continuing.

        If a global security is terminated, only the depositary, and neither Zions nor any of the trustees, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream, Luxembourg

        Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        As long as any global security is held by Euroclear or Clearstream, Luxembourg, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system.

        If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        If Euroclear or Clearstream, Luxembourg is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream, Luxembourg hold interests in the global security as participants in DTC, then Euroclear and Clearstream, Luxembourg will hold interests in the global security on behalf of the participants in their systems.

        Payments, notices and other communications or deliveries relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg.

        Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, notices and other communications and deliveries involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We and the Issuer Trusts may offer and sell the capital securities from time to time as follows:

  •
  through agents;

  •
  to or through dealers or underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or the applicable Issuer Trust or both may also repurchase securities and reoffer them to the public by one or more of the methods described above.

        The securities we and the Issuer Trusts distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We or the Issuer Trusts or both may solicit offers to purchase securities directly from the public from time to time. We or the Issuer Trusts or both may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of capital securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we or the Issuer Trusts or both may sell capital securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those capital securities to the public.

        We or the Issuer Trusts or both may sell capital securities from time to time to one or more underwriters, who would purchase the capital securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or an Issuer Trust sell capital securities to underwriters, we or the applicable Issuer Trust or both will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters maybe deemed to have received compensation from us or the applicable Issuer Trust or both in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the capital securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we or the applicable Issuer Trust or both pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of capital securities.

        If we or the Issuer Trusts or both offer capital securities in a subscription rights offering to our existing security holders, we or the applicable Issuer Trust or both may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or the applicable Issuer Trust or both may pay the standby underwriters a commitment fee for the capital securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the capital securities, including capital securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the capital securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we and the applicable Issuer Trust do not enter into a standby underwriting arrangement, we or the applicable Issuer Trust or both may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we or the applicable Issuer Trust or both retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

        We or the Issuer Trusts or both may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we or the applicable Issuer Trust or both may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations and will include information about any commissions we or the applicable Issuer Trust or both may pay for soliciting these contracts.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the applicable Issuer Trust or both, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

        Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zions Bancorporation and its subsidiaries in the ordinary course of business.

        In compliance with guidelines of the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate liquidation amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        Zions Investment Securities, Inc. is an indirect wholly-owned subsidiary of Zions Bancorporation. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as Zions Investment Securities, Inc. distributes an affiliated company's securities. Zions Investment Securities, Inc. has advised Zions Bancorporation that each particular offering of securities will comply with the applicable requirements of Rule 2720.

        Zions Investment Securities, Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Market-Making Resales by Affiliates

        This prospectus may be used by Zions Investment Securities, Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Zions Investment Securities, Inc. may resell a capital security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, Zions Investment Securities, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Investment Securities, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Investment Securities, Inc. does not act as principal. Zions Investment Securities, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Zions Bancorporation may also engage in transactions of this kind and may use this prospectus for this purpose. These other affiliates may include Roth Capital.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the capital securities. This amount does not include capital securities sold in market-making transactions.

        Neither the Issuer Trusts nor Zions Bancorporation expects to receive any proceeds from market-making transactions or expects that Zions Investment Securities, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to any Issuer Trust or Zions Bancorporation.

        A market-making transaction will have a settlement date later than the original issue date of the security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed in your confirmation of sale that your capital security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of capital securities will be a new issue, and there will be no established trading market for any of the capital securities prior to their original issue date. We may choose not to list any particular series of capital securities on a securities exchange or quotation system. We have been advised by Zions Investment Securities, Inc. that it intends to make a market in the capital securities, and any underwriters to whom we sell capital securities for public offering may make a market in those securities. However, neither Zions Investment Securities, Inc. nor any underwriter that makes a market in the capital securities is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the capital securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the capital securities will be required to be paid in immediately available funds in New York City.

        In this prospectus, the terms "this offering" means the initial offering of the capital securities made in connection with their original issuance. This term does not refer to any subsequent resales of such securities in market-making transactions.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

        This section is relevant to you if you are the fiduciary of a pension plan or other employee benefit plan proposing to invest in the securities.

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit an employee benefit plan, as well as individual retirement accounts, Keogh plans and other pension and profit sharing plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

        Zions Bancorporation and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before the securities are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of the securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified professional asset managers).

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of the securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of the debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

VALIDITY OF THE SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Issuer Trust and the capital securities will be passed upon for the Issuer Trust and for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the securities offered by this prospectus will be passed upon for us by Callister, Nebeker & McCullough, a Professional

Corporation, Salt Lake City, Utah, and for the agents and/or underwriters by Sullivan & Cromwell, Los Angeles, California. Sullivan & Cromwell will rely upon the opinion of Callister, Nebeker & McCullough as to matters of Utah law and Callister, Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. The opinions of Callister, Nebeker & McCullough and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Zions and its board of directors in connection with the issuance and sale of any particular series of securities, the specific terms of the securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of such opinions. Sullivan & Cromwell regularly performs legal services for Zions.

EXPERTS

        The consolidated financial statements of Zions Bancorporation and subsidiaries appearing in Zions Bancorporation's Annual Report on Form 10-K for the years ended December 31, 2001 and 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001 incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

        The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$57,500
NASD fees	30,500
Legal fees and expenses	250,000
Accounting fees and expenses	150,000
Printing fees	60,000
Rating agency fees	130,000
Trustee's, Registrar and Transfer Agents' and Depositaries' fees and expenses	30,000
Miscellaneous	10,000

Total	$718,000

Item 15. Indemnification of Directors and Officers

        The Utah Revised Business Corporation Act provides for indemnification of directors and officers as follows:

        Section 16-10a-902    Authority to indemnify directors.    (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b). (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section. (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 16-10a-903    Mandatory indemnification of directors.    Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

        Section 16-10a-907    Indemnification of officers, employees, fiduciaries, and agents.    Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 16-10a-908    Insurance.    A corporation may purchase and maintain liability insurance on behalf of person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

        Section 16-10a-909    Limitations on indemnification of directors.    (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

        Article XVIII of Zions Bancorporation's Restated Articles of Incorporation provides as follows:

        No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

Item 16. Exhibits

1.1	Form of Distribution Agreement for Medium-Term Notes of Zions Bancorporation.*
1.2	Form of Underwriting Agreement for Capital Securities.*
4.1	Form of Senior Debt Indenture between Zions Bancorporation and J.P. Morgan Trust Company, N.A., as trustee, with respect to senior debt securities of Zions Bancorporation.**
4.2	Form of Subordinated Debt Indenture between Zions Bancorporation and J.P. Morgan Trust Company, N.A., as trustee, with respect to subordinated debt securities of Zions Bancorporation.**
4.3	Form of Junior Subordinated Indenture between Zions Bancorporation and J.P. Morgan Trust Company, N.A., as trustee, with respect to junior subordinated debentures of Zions Bancorporation.*
4.4	Form of senior debt securities of Zions Bancorporation (included in Exhibit 4.1).
4.5	Form of subordinated debt securities of Zions Bancorporation (included in Exhibit 4.2).
4.6	Form of Senior Floating Rate Medium-Term Note.*
4.7	Form of Subordinated Floating Rate Medium-Term Note.*
4.8	Form of Senior Fixed Rate Medium-Term Note.*
4.9	Form of Subordinated Fixed Rate Medium-Term Note.*
4.10	Form of Capital Security Certificate (to be included in Exhibit 4.19).*
4.11	Form of Junior Subordinated Debentures (to be included in Exhibit 4.3).*
4.12	Certificate of Trust of Zions Capital Trust B.
4.13	Trust Agreement of Zions Capital Trust B.
4.14	Certificate of Trust of Zions Capital Trust C.
4.15	Trust Agreement of Zions Capital Trust C.
4.16	Certificate of Trust of Zions Capital Trust D.
4.17	Trust Agreement of Zions Capital Trust D.
4.18	Form of Guarantee Agreement.*
4.19	Form of Amended and Restated Trust Agreement.*
4.20	Form of Expense Agreement.*
5.1	Opinion of Sullivan & Cromwell.*
5.2	Opinion of Callister, Nebeker & McCullough.*
5.3	Opinion of Richards, Layton & Finger, P.A.*
5.4	Opinion of Richards, Layton & Finger, P.A.*
5.5	Opinion of Richards, Layton & Finger, P.A.*
12.1	Statement re computation of ratio of earnings to fixed charges.**
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.

23.3	Consent of Sullivan & Cromwell (to be included in Exhibit 5.1 above).*
23.4	Consent of Callister, Nebeker & McCullough (to be included in Exhibit 5.2 above).*
23.5	Consent of Richards, Layton & Finger, P.A. (to be included in Exhibit 5.3 above).*
23.6	Consent of Richards, Layton & Finger, P.A. (to be included in Exhibit 5.4 above).*
23.7	Consent of Richards, Layton & Finger, P.A. (to be included in Exhibit 5.5 above).*
24.1	Powers of Attorney.**
25.1
Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of J.P. Morgan Trust Company, N.A., as trustee, with respect to the Senior Debt Securities.**
25.2	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the Subordinated Debt Securities.**
25.3
Form T-1 of J.P. Morgan Trust Company, N.A. with respect to the Junior Subordinated Debentures of Zions Bancorporation and the Guarantees of Zions Bancorporation with respect to Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D.
25.4	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the capital securities of Zions Capital Trust B.
25.5	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the capital securities of Zions Capital Trust C.
25.6	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the capital securities of Zions Capital Trust D.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**
Previously filed.

Item 17. Undertakings

        Each of the undersigned Registrants hereby undertakes:

        (a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted against such Registrant by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the fifth day of August, 2002.

ZIONS BANCORPORATION
By	/s/ DOYLE L. ARNOLD
	Name:	Doyle L. Arnold
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the fifth day of August, 2002.

Title	Signature

Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	* Harris H. Simmons
Director	* Jerry C. Atkin
Director	* R.D. Cash
Director	* Richard H. Madsen
Director	* Roger B. Porter
Director	* Stephen D. Quinn
Director	* L.E. Simmons

Director	* Shelley Thomas Williams
Director	* I.J. Wagner
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	* Doyle L. Arnold
Controller (Principal Accounting Officer)	* Nolan Bellon
*Attorney-in-Fact	/s/ DOYLE L. ARNOLD Doyle L. Arnold

        Pursuant to the requirements of the Securities Act of 1933, Zions Capital Trust B certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the fifth day of August, 2002.

ZIONS CAPITAL TRUST B
By:	Zions Bancorporation, as Depositor
	By:	/s/ DOYLE L. ARNOLD
		Name:	Doyle L. Arnold
		Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, Zions Capital Trust C certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the fifth day of August, 2002.

ZIONS CAPITAL TRUST C
By:	Zions Bancorporation, as Depositor
	By:	/s/ DOYLE L. ARNOLD
		Name:	Doyle L. Arnold
		Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, Zions Capital Trust D certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the fifth day of August, 2002.

ZIONS CAPITAL TRUST D
By:	Zions Bancorporation, as Depositor
	By:	/s/ DOYLE L. ARNOLD
		Name:	Doyle L. Arnold
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Distribution Agreement for Medium-Term Notes of Zions Bancorporation.*
1.2	Form of Underwriting Agreement for Capital Securities.*
4.1	Form of Senior Debt Indenture between Zions Bancorporation and J.P. Morgan Trust Company, N.A., as trustee, with respect to senior debt securities of Zions Bancorporation.**
4.2	Form of Subordinated Debt Indenture between Zions Bancorporation and J.P. Morgan Trust Company, N.A., as trustee, with respect to subordinated debt securities of Zions Bancorporation.**
4.3	Form of Junior Subordinated Indenture between Zions Bancorporation and J.P. Morgan Trust Company, N.A., as trustee, with respect to junior subordinated debentures of Zions Bancorporation.*
4.4	Form of senior debt securities of Zions Bancorporation (included in Exhibit 4.1).
4.5	Form of subordinated debt securities of Zions Bancorporation (included in Exhibit 4.2).
4.6	Form of Senior Floating Rate Medium-Term Note.*
4.7	Form of Subordinated Floating Rate Medium-Term Note.*
4.8	Form of Senior Fixed Rate Medium-Term Note.*
4.9	Form of Subordinated Fixed Rate Medium-Term Note.*
4.10	Form of Capital Security Certificate (to be included in Exhibit 4.19).*
4.11	Form of Junior Subordinated Debentures (to be included in Exhibit 4.3).*
4.12	Certificate of Trust of Zions Capital Trust B.
4.13	Trust Agreement of Zions Capital Trust B.
4.14	Certificate of Trust of Zions Capital Trust C.
4.15	Trust Agreement of Zions Capital Trust C.
4.16	Certificate of Trust of Zions Capital Trust D.
4.17	Trust Agreement of Zions Capital Trust D.
4.18	Form of Guarantee Agreement.*
4.19	Form of Amended and Restated Trust Agreement.*
4.20	Form of Expense Agreement.*
5.1	Opinion of Sullivan & Cromwell.*
5.2	Opinion of Callister, Nebeker & McCullough.*
5.3	Opinion of Richards, Layton & Finger, P.A.*
5.4	Opinion of Richards, Layton & Finger, P.A.*
5.5	Opinion of Richards, Layton & Finger, P.A.*
12.1	Statement re computation of ratio of earnings to fixed charges.**
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.

23.3	Consent of Sullivan & Cromwell (to be included in Exhibit 5.1 above).*
23.4	Consent of Callister, Nebeker & McCullough (to be included in Exhibit 5.2 above).*
23.5	Consent of Richards, Layton & Finger, P.A. (to be included in Exhibit 5.3 above).*
23.6	Consent of Richards, Layton & Finger, P.A. (to be included in Exhibit 5.4 above).*
23.7	Consent of Richards, Layton & Finger, P.A. (to be included in Exhibit 5.5 above).*
24.1	Powers of Attorney.**
25.1
Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of J.P. Morgan Trust Company, N.A., as trustee, with respect to the Senior Debt Securities.**
25.2	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the Subordinated Debt Securities.**
25.3
Form T-1 of J.P. Morgan Trust Company, N.A. with respect to the Junior Subordinated Debentures of Zions Bancorporation and the Guarantees of Zions Bancorporation with respect to Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D.
25.4	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the capital securities of Zions Capital Trust B.
25.5	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the capital securities of Zions Capital Trust C.
25.6	Form T-1 of J.P. Morgan Trust Company, N.A., as trustee, with respect to the capital securities of Zions Capital Trust D.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**
Previously filed.

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Explanatory Note

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
ZIONS BANCORPORATION
USE OF PROCEEDS
REGULATORY CONSIDERATIONS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
Debt Securities May Be Senior or Subordinated
The Senior Debt Indenture and the Subordinated Debt Indenture
We May Issue Many Series of Debt Securities
Amounts That We May Issue
Principal Amount, Stated Maturity and Maturity
We Are a Holding Company
Governing Law
Currency of Debt Securities
Types of Debt Securities
Form of Debt Securities
Information in the Prospectus Supplement
Redemption and Repayment
Mergers and Similar Transactions
Subordination Provisions
Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks
Defeasance and Covenant Defeasance
Events of Default and Defaults
Modification of the Indentures and Waiver of Covenants
Special Rules for Action by Holders
Form, Exchange and Transfer of Debt Securities in Registered Form
Payment Mechanics for Debt Securities in Registered Form
Notices
Our Relationship with the Trustee
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
Who is the Legal Owner of a Registered Security?
What Is a Global Security?
SECURITIES ISSUED IN BEARER FORM
Temporary and Permanent Bearer Global Securities
U.S. Tax Certificate Required
Legal Ownership of Bearer Securities
Payment and Exchange of Non-Global Bearer Securities
Notices
Limitations on Issuance of Bearer Securities
CONSIDERATIONS RELATING TO INDEXED SECURITIES
PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Market-Making Resales by Affiliates
Matters Relating to Initial Offering and Market-Making Resales
EMPLOYEE RETIREMENT INCOME SECURITY ACT
VALIDITY OF THE DEBT SECURITIES
EXPERTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
ZIONS BANCORPORATION
USE OF PROCEEDS
REGULATORY CONSIDERATIONS
RATIO OF EARNINGS TO FIXED CHARGES
THE ISSUER TRUSTS
CAPITAL SECURITIES AND RELATED INSTRUMENTS
General
Distributions
Redemption or Exchange
Redemption Procedures
Subordination of Trust Common Securities
Liquidation Distribution Upon Dissolution
Events of Default; Notice
Removal of Issuer Trust Trustees
Co-Trustees and Separate Property Trustee
Merger or Consolidation of Issuer Trust Trustees
Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts
Voting Rights; Amendment of Each Trust Agreement
Global Capital Securities
Payment and Paying Agency
Registrar and Transfer Agent
Information Concerning the Property Trustee
Miscellaneous
JUNIOR SUBORDINATED DEBENTURES
General
Denominations, Registration and Transfer
Option to Defer Interest Payments
Redemption
Modification of the Junior Indenture
Events of Default
Enforcement of Certain Rights by Holders of Capital Securities
Consolidation, Merger, Sale of Assets and Other Transactions
Satisfaction and Discharge
Conversion or Exchange
Subordination of Junior Subordinated Debentures
Trust Expenses
Governing Law
Information Concerning the Debenture Trustee
Corresponding Junior Subordinated Debentures
GUARANTEES
General
Status of the Guarantees
Amendments and Assignment
Events of Default
Information Concerning the Guarantee Trustee
Termination of the Guarantees
Governing Law
The Expense Agreement
RELATIONSHIP AMONG THE CAPITAL SECURITIES AND THE RELATED INSTRUMENTS
Full and Unconditional Guarantee
Sufficiency of Payments
Enforcement Rights of Holders of Capital Securities
Limited Purpose of Issuer Trusts
Rights Upon Dissolution
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
Who is the Legal Owner of a Registered Security?
What Is a Global Security?
PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Market-Making Resales by Affiliates
Matters Relating to Initial Offering and Market-Making Resales
EMPLOYEE RETIREMENT INCOME SECURITY ACT
VALIDITY OF THE SECURITIES
EXPERTS
PART II Information Not Required in Prospectus
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS